                                                                     EXHIBIT 1.2


                            AAMES CAPITAL CORPORATION

                       Mortgage Pass-Through Certificates

                                PRICING AGREEMENT


                                                                  March 23, 1998


Donaldson, Lufkin & Jenrette Securities Corporation, as Representative of the several Underwriters named in Schedule I hereto
        c/o Donaldson, Lufkin & Jenrette Securities Corporation
            277 Park Avenue, 9th Floor
            New York, New York 10172



Ladies and Gentlemen:

        Aames Capital Corporation (the "Company") proposes, subject to the terms and condition stated herein and the Underwriting Agreement, dated March 23, 1998 (the "Underwriting Agreement"), between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, as underwriter and as Representative (in such capacity, the "Representative" of the several underwriters named in Schedule I hereto (together with the Representative, the "Underwriters"), to issue and sell to the Underwriters the series of mortgage pass-through certificates specified in Schedule II hereto (the "Certificates"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the Certificates. Each reference to Representative contained in the Underwriting Agreement shall be deemed to refer to the Representative named herein. Unless otherwise defined herein, terms in the Underwriting Agreement are used herein as therein defined.

        An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Certificates in the form heretofore delivered to you is now proposed to be filed or, in the case of a supplement, mailed for filing with the Commission.

        Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and


                                   Annex A-1
the Underwriters, severally and not jointly, agree to purchase from the Company, at the time and at the purchase price set forth in Schedule II hereto, the aggregate amount of each Class of Certificates set forth opposite the name of such Underwriter set forth in Schedule I hereto plus, in the case of the Fixed Rate Group Certificates, accrued interest at the applicable Pass-Through Rate from March 1, 1998.



                                   Annex A-2

        If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

                                Very truly yours,

                                AAMES CAPITAL CORPORATION


                                By:  /s/ Mark E. Elbaum
                                     ------------------------------------------
                                     Name:  Mark E. Elbaum
                                     Title: Senior Vice President-Finance

CONFIRMED AND ACCEPTED,
as of the date first above written:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:  /s/ Michael S. McMahon
------------------------------
     Name:  Michael S. McMahon
     Title: Senior Vice President

           For itself and as
           Representative of the several
           Underwriters named in
           Schedule I hereto



                                   Annex A-3

                                   SCHEDULE I



                     Principal      Principal      Principal      Principal     Principal      Principal     Principal
                     Amount of      Amount of      Amount of      Amount of     Amount of      Amount of     Amount of
                     Class A-1F     Class A-2F     Class A-3F     Class A-4F    Class A-5F     Class A-6F    Class A-IO
Underwriter          Certificates   Certificates   Certificates   Certificates  Certificates   Certificates  Certificates
-----------          ------------   ------------   ------------   ------------  ------------   ------------  ------------
Donaldson, Lufkin
& Jenrette
Securities           $33,825,000    $5,500,000     $15,125,000    $11,000,000   $8,800,000     $8,250,000    $15,000,000
Corporation

Prudential
Securities
Incorporated         $18,450,000    $3,000,000     $ 8,250,000    $ 6,000,000   $4,800,000     $4,500,000

NationsBanc
Montgomery
Securities LLC       $ 9,225,000    $1,500,000     $ 4,125,000    $ 3,000,000   $2,400,000     $2,250,000




                       Principal     Principal
                       Amount of     Amount of
                       Class A-1A    Class M-1A
Underwriter            Certificates  Certificates
-----------            ------------  ------------
Donaldson, Lufkin
& Jenrette
Securities             $61,050,000   $8,250,000
Corporation

Prudential
Securities
Incorporated           $33,300,000   $4,500,000

NationsBanc
Montgomery
Securities LLC         $16,650,000   $2,250,000



                    Principal       Principal
                    Amount of       Amount of
                    Class M-2A      Class B-1A
Underwriter         Certificates    Certificates
-----------         ------------    ------------
Donaldson, Lufkin
& Jenrette
Securities          $7,012,500      $6,187,500
Corporation

Prudential
Securities
Incorporated        $3,825,000      $3,375,000

NationsBanc
Montgomery
Securities LLC      $1,912,500      $1,687,500


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

                                   SCHEDULE II


Registration Statement No. 333-21219
  Base Prospectus March 25, 1998
  Prospectus Supplement dated March 25, 1998
Mortgage Pass-Through Certificates, Series 1998-A

         Title of Certificates:                Class A-1F

                 Amount of Certificates:       $61,500,000

                 Pass-Through Rate:            6.26%

                 Purchase Price Percentage:    99.81875%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1998

                 Denominations:                $1,000.00 and integral multiples of $1.00 in
                                               excess thereof.

                 Insurer:                      Financial Security Assurance Inc.


         Title of Certificates:                Class A-2F

                 Amount of Certificates:       $10,000,000

                 Pass-Through Rate:            6.20%

                 Purchase Price Percentage:    99.784375%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1998

                 Denominations:                $1,000.00 and integral multiples of $1.00 in
                                               excess thereof.

                 Insurer:                      Financial Security Assurance Inc.


         Title of Certificates:                Class A-3F

                 Amount of Certificates:       $27,500,000

                 Pass-Through Rate:            6.27%

                 Purchase Price Percentage:    99.75%

                 Cut-off Date:                 March 1, 1998


                 Closing:                      March 30, 1998

                 Denominations:                $1,000.00 and integral multiples of $1.00 in
                                               excess thereof.

                 Insurer:                      Financial Security Assurance Inc.


         Title of Certificates:                Class A-4F

                 Amount of Certificates:       $20,000,000

                 Pass-Through Rate:            6.50%

                 Purchase Price Percentage:    99.66875%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1998

                 Denominations:                $1,000.00 and integral multiples of $1.00 in
                                               excess thereof.

                 Insurer:                      Financial Security Assurance Inc.


         Title of Certificates:                Class A-5F

                 Amount of Certificates:       $16,000,000

                 Pass-Through Rate:            6.99%

                 Purchase Price Percentage:    99.453125%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1998

                 Denominations:                $1,000.00 and integral multiples of $1.00 in
                                               excess thereof.

                 Insurer:                      Financial Security Assurance Inc.


         Title of Certificates:                Class A-6F

                 Amount of Certificates:       $15,000,000

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

                 Pass-Through Rate:            6.46%

                 Purchase Price Percentage:    99.56875%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1997

                 Denominations:                $1,000.00 and integral multiples of $1.00 in
                                               excess thereof.

                 Insurer:                      Financial Security Assurance Inc.


         Title of Certificates:                Class A-IO

                 Amount of Certificates:       $15,000,000

                 Pass-Through Rate:            5.00% on any Distribution Date before April
                                               2001; thereafter 0.0%

                 Purchase Price Percentage:    13.124493%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1998

                 Denominations:                $1,000.00 and integral multiples of $1.00 in
                                               excess thereof.

                 Insurer:                      Financial Security Assurance Inc.


         Title of Certificates:                Class A-1A

                 Amount of Certificates:       $111,000,000

                 Pass-Through Rate:            LIBOR + 0.19% with respect to each Interest
                                               Period preceding the Clean-up Call Date and,
                                               LIBOR + 0.38% thereafter.

                 Purchase Price Percentage:    99.775%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1998

                 Denominations:                $25,000.00 and integral multiples of $1.00 in



                                               excess thereof.


         Title of Certificates:                Class M-1A

                 Amount of Certificates:       $15,000,000

                 Pass-Through Rate:            LIBOR + 0.45% with respect to each Interest
                                               Period preceding the Clean-up Call Date and
                                               LIBOR + 0.675% thereafter.

                 Purchase Price Percentage:    99.55%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1998

                 Denominations:                $25,000.00 and integral multiples of $1.00 in
                                               excess thereof.


         Title of Certificates:                Class M-2A

                 Amount of Certificates:       $12,750,000

                 Pass-Through Rate:            LIBOR + 0.65% with respect to each Interest
                                               Period preceding the Clean-up Call Date and
                                               LIBOR + 0.975% thereafter.

                 Purchase Price Percentage:    99.50%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1998

                 Denominations:                $1,000.00 and integral multiples of $1.00 in
                                               excess thereof.


         Title of Certificates:                Class B-1A

                 Amount of Certificates:       $11,250,000

                 Pass-Through Rate:            LIBOR + 1.30% with respect to each Interest
                                               Period preceding the Clean-up Call Date and
                                               thereafter LIBOR + 1.95%.


                 Purchase Price Percentage:    99.44%%

                 Cut-off Date:                 March 1, 1998

                 Closing:                      March 30, 1998

                 Denominations:                $25,000.00 and integral multiples of $1.00 in
                                               excess thereof.


Representative with respect to the Offered
Certificates:                                  Donaldson, Lufkin & Jenrette
                                               Securities Corporation

Location of Settlement: The offices of O'Melveny & Myers LLP, 400 S. Hope Street, Los Angeles, California



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